Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned officers of Oglebay Norton Company (the “Company”), does hereby certify in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge:

Amendment No. 1 to the Annual Report on Form 10-K/A of the Company for the year ended December 31, 2004 (as amended, the “Annual Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Annual Report.

DATE: April 6, 2005

By:	/s/ MICHAEL D. LUNDIN
Michael D. Lundin President and Chief Executive Officer

By:	/s/ JULIE A. BOLAND
Julie A. Boland Vice President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Annual Report or as a separate disclosure document.